Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-226775) on of JanOne Inc. of our report dated April 3, 2020, relating to the consolidated financial statements of JanOne Inc., which appear in the Form 10-K.

/s/ WSRP, LLC.

Salt Lake City, Utah

April 3, 2020